UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                          Date of Report: July 28, 2004
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                           (Date of earliest reported)

                                    000-29743
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                            (Commission file number)

                        INTERNAL HYDRO INTERNATIONAL INC
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        (Exact name of small business issuer as specified in its charter)

          Nevada                                                88-0409143
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 (State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                           Identification No.)

            607 W. MARTIN LUTHER KING Jr. Blvd., TAMPA, FLORIDA 33603
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               (Address of principal executive offices) (Zip Code)

                                  813-231-7122
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                           (Issuer's telephone number)

Item 1. CHANGES IN CONTROL OF REGISTRANT

          N/A

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

          N/A

Item 3. BANKRUPTCY OR RECEIVERSHIP

          N/A

Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

          N/A

Item 5. OTHER EVENTS

     On July 28, 2004, the Board of Directors (the Board) of the Company voted on, and passed a resolution for certain changes in the operations of the company and in the capital structure of the company. The Board has approved a forward split of the company's common stock forward of one share of the old shares to three shares of the new common stock. The Board also approved a split of one share of the old stock of preferred shares for three shares of the new preferred stock. Said split will become effective at the close of business on August 30, 2004, local (EST) time. The company also announces that the Board has approved the authorized shares for the company to be set at 200,000,000 shares. Said announcement was also being carried simultaneously on the registrant's web site www.internalhydro.com.

Item 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

          N/A

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

          N/A

Item 8. CHANGE IN FISCAL YEAR

          N/A

Item 9. REGULATION FD DISCLOSURE

          N/A


Pursuant to the requirements of the Securities Exchange Act of registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INTERNAL HYDRO INTERNATIONAL, Inc.
                                     By: /s/ Craig A. Huffman
                                         ---------------------------
                                             Craig A. Huffman
                                             Chief Executive Officer & President